Exhibit 10.1

THIRD AMENDMENT TO
REVOLVING CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT

This THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”) is made and entered into as of the 30th day of August, 2013 by and among ENGLOBAL CORPORATION, a corporation organized under the laws of the State of Nevada (“Holdings”), ENGLOBAL U.S., INC., a corporation organized under the laws of the State of Texas (“ENGlobal US”), ENGLOBAL INTERNATIONAL, INC., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGLOBAL GOVERNMENT SERVICES, INC., a corporation organized under the laws of the State of Texas (“ENGlobal Government”; and together with Holdings, ENGlobal US and ENGlobal International, individually, each a “Borrower” and jointly and severally, “Borrowers”), the financial institutions which are a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for itself and as agent for the other Lenders (PNC, together with its successors and assigns in such capacity, the “Agent”).

RECITALS

A. Borrowers, the Agent and the Lenders are parties to that certain Revolving Credit and Security Agreement, dated as of May 29, 2012, as amended by that certain First Amendment to Revolving Credit and Security Agreement and Forbearance Agreement dated as of September 21, 2012, as amended by that certain Second Amendment to Revolving Credit and Security Agreement, Waiver and Forbearance Extension, dated as of December 18, 2012 (as further amended, restated, joined, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Borrowers have advised the Agent and the Lenders that (i) it has entered into that certain Asset Purchase Agreement dated as of August 30, 2013, (the “Purchase Agreement”) between ENGlobal US and Furmanite America, Inc., a Delaware corporation “Purchaser”), pursuant to which ENGlobal US has agreed to sell certain assets related to the operation of ENGlobal US’ Gulf Coast Services division in accordance with the terms and conditions set forth in the Purchase Agreement (such sale, the “Gulf Coast Services Sale”), and (ii) it desires to use the sales proceeds received in connection with the Gulf Coast Services Sale to repay a portion of the Revolving Advances.

C. (x) One or more Events of Default pursuant to Sections 10.3 and 10.5, as applicable, of the Credit Agreement have occurred and are continuing as a result of Borrowers' failure to (i) comply with certain of the financial covenants set forth in Section 6.5 of the Credit Agreement, and (ii) Borrowers' failure to timely comply with certain financial reporting requirements set forth in Sections 9.7 through 9.10 of the Credit Agreement, (y) other Events of Default specified in that certain First Amendment to Revolving Credit and Security Agreement and Forbearance Agreement have occurred and are continuing (collectively, the “Existing Events of Default”).

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D. Borrowers have requested that Agent and the Lenders waive the Existing Events of Default and make certain amendments to the Credit Agreement as provided herein.  Subject to the terms and conditions set forth herein, Agent and Lenders are willing to waive the Existing Events of Default and amend the Credit Agreement as provided herein.

E. Borrowers have requested that the Agent and the Lenders enter into this Amendment to issue their consent to the Gulf Coast Services Sale.  Subject to the terms and conditions set forth herein, the Agent and the Lenders have agreed to Borrower’s requests.

F. This Amendment shall constitute an Other Document (as defined in the Credit Agreement) and these recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I
DEFINITIONS

1.01 Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

ARTICLE II
AMENDMENTS

2.01 Amendment to Section 1.2.  Effective as of the date hereof, Section 1.2 of the Credit Agreement is hereby amended to amend and restate the following definitions as follows:

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2(a) and in detail satisfactory to Agent in its sole discretion, duly executed by an Authorized Officer of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount, Undrawn Availability, and Borrowers’ Excess Availability, and calculations thereof as of the date of such certificate.”

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, plus Transaction Fees during such period, plus non-cash issuances of Equity Interests in respect of employee and management compensation and bonuses made during such period, minus Unfinanced Capital Expenditures made during such period minus cash taxes paid during such period, minus all cash distributions and cash dividends made during such period to (b) all payments to service fees, expenses, principal and interest in respect of Funded Debt, made in cash during such period.

“Letter of Credit Sublimit” shall mean $1,500,000.

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“Maximum Revolving Advance Amount” shall mean $10,000,000.

“Other Documents” shall mean, collectively, the Revolving Credit Note, the Fee Letter, the Questionnaire, any Collateral Assignment of Acquisition Agreement, the Pledge Agreements, the Intellectual Property Security Agreement, any Guaranty, any Guarantor Security Agreement, any Lender-Provided Interest Rate Hedge, any lien subordination agreements, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Credit Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement (and shall include any amendment, restatement, renewal, supplement, ratification, confirmation, reaffirmation or other modification of any of the foregoing).

 “Revolving Interest Rate” shall mean an interest per annum equal to (a) the sum of the then applicable Alternate Base Rate plus two and three-quarters percent (2.75%) and (b) the sum of the Eurodollar Rate plus three and three-quarters percent (3.75%) with respect to Eurodollar Rate Loans.

2.02 Amendment to Section 1.2.  Effective as of the Effective Date, Section 1.2 of the Credit Agreement is hereby amended to delete subsection (l) in the definition of “Permitted Encumbrances”.

2.03 Amendment to Section 1.2.  Effective as of the Effective Date, Section 1.2 of the Credit Agreement is hereby amended to delete the definition of “Adjustment Date”, “Applicable Margin”, “Ex-Im Agent”, “Ex-Im Credit Agreement”, “Ex-Im Intercreditor Agreement”, “Average Excess Availability” and “Notification Event”.

2.04 Amendment to Section 2.1(a)(y)(ii).  Effective as of the Effective Date, Section 2.1(a)(y)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)  up to the lesser of (A) up to eighty-five percent (85%), subject to the provisions of Section 2.1(b) hereof, of Eligible Extended Term Receivables or (B) $1,500,000 (“Eligible Extended Term Receivables Advance Rate”), plus”

2.05 Amendment to Section 2.1(a)(y)(iv).  Effective as of the Effective Date, Section 2.1(a)(y)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iv)  up to the lesser of (A) up to seventy-five percent (75%), subject to the provisions of Section 2.1(b) hereof, of Eligible Unbilled Receivables or (B) $4,000,000 (“Eligible Unbilled Receivables Advance Rate”); provided, however, no more than $800,000 of the amount resulting from the calculation of this clause (iv) shall be attributable to Eligible Unbilled Receivables owed by Government Customers, plus”

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2.06 Amendment to Section 3.2(a).  Effective as of the Effective Date, Section 3.2(a) of the Credit Agreement is hereby amended to delete the phrase “the Applicable Margin for Eurodollar Rate Loans” and replace it with “three and three-quarters percent (3.75%)”.

2.07 Amendment to Section 4.15(h).  Effective as of the Effective Date, Section 4.15(h) of the Credit Agreement is hereby amended to delete the following sentence:

“For the avoidance of doubt, payments in respect of the Receivables generated from the Caspian Contracts securing the Ex-Im Credit Agreement shall be paid into the Blocked Account or Depository Account in favor of Agent in accordance with this subsection (h) and the Ex-Im Intercreditor Agreement.”

2.08 Amendment to Section 5.1.  Effective as of the Effective Date, Section 5.1 of the Credit Agreement is hereby amended to delete references to “the Ex-Im Intercreditor Agreement”.

2.09 Amendment to Section 6.5(a).  Effective as of the Effective Date, Section 6.5(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) [Reserved].”
2.10 Amendment to Section 6.5(b).  Effective as of the Effective Date, Section 6.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Fixed Charge Coverage Ratio.  Cause to be maintained a Fixed Charge Coverage Ratio of (a) not less than 0.80 to 1.00, measured (i) as of October 31, 2013, for the month then most recently ended; (ii) as of November 30, 2013, for the two months then most recently ended; (iii) as of December 31, 2013, for the three months then most recently ended; (iv) as of January 31, 2014, for the four month period then most recently ended; (b) not less than 0.95 to 1.00, measured (i) as of February 28, 2014, for the five months then most recently ended; (ii) as of March 31, 2014, for the six months then most recently ended; (iii) as of April 30, 2014, for the seven months then most recently ended; (iv) as of May 31, 2014, for the eight months then most recently ended; and (c) not less than 1.0 to 1.0 measured (i) as of June 30, 2014, for the nine months then most recently ended; (ii) as of July 31, 2014, for the ten months then most recently ended; (iii) as of August 31, 2014, for the eleven months then most recently ended; and (iv) as of September 30, 2014 and as of the last day of each month thereafter, for the twelve months then most recently ended.”

2.11 Amendment to Section 6.5(c).  Effective as of the Effective Date, Section 6.5(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Excess Availability.  Cause to be maintained at all times Excess Availability of an amount at least equal to the greater of $1,000,000 or ten percent (10%) of the Maximum Revolving Advance Amount measured monthly as of the last day of the month.”

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2.12 Amendment to Section 6.5(d).  Effective as of the Effective Date, Section 6.5(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Net Cash Flow.  Cause (x) the aggregate amount of cash receipts attributable to the Caspian Contracts to exceed (y) the aggregate amount of all costs and expenses incurred in connection with Borrowers’ performance of its Caspian Project obligations by a minimum of $500,000 measured twice per month.”

2.13 Amendment to Section 7.8.  Effective as of the Effective Date, Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) Indebtedness to Lenders (including any Lender-Provided Interest Rate Hedge); (b) Indebtedness incurred for Capital Expenditures permitted under Section 7.6 hereof; (c) purchase money Indebtedness in an amount, when aggregated with Indebtedness permitted pursuant to subsection 7.8(d) hereof, not to exceed $3,000,000 in the aggregate; (d) unsecured Indebtedness in an amount, when aggregated with purchase money Indebtedness permitted pursuant to subsection 7.8(c) hereof, not to exceed $3,000,000 in the aggregate, so long as such Indebtedness is  unsecured, on terms and conditions satisfactory to Agent in its sole discretion, and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of a Subordination Agreement; (e) Indebtedness of any Credit Party to any other Credit Party in an aggregate amount not to exceed $500,000; and (f) Indebtedness in respect of surety bonds, performance bonds and similar obligations not in connection with money borrowed, in each case provided in the Ordinary Course of Business not to exceed $30,000,000, so long as consented to by Agent.”

2.14 Amendment to Section 10.12.  Effective as of the Effective Date, Section 10.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“[Reserved].”

2.15 Amendment to Section 13.1.  Effective as of the Effective Date, Section 13.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the September 30, 2014 (the “Term”), unless sooner terminated as herein provided.”

2.16 Amendment to Section 16.9.  Effective as of the Effective Date, Section 16.9 of the Credit Agreement is hereby amended to delete references to “the Ex-Im Intercreditor Agreement”.

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ARTICLE III
LIMITED CONSENT AND WAIVER

3.01 Limited Consent and Waiver.

(a) This Amendment serves as formal notice that the above referenced Existing Events of Default have occurred and are continuing under the Credit Agreement.  Other Events of Default may also exist and be continuing.  The fact that such events are not specified herein shall not be construed as a waiver thereof or a waiver of the right to exercise rights and remedies with respect thereto.

(b) Subject to the satisfaction of the conditions set forth in Article IV below and the immediately succeeding sentence, the Agent and the Lenders hereby waive the Existing Events of Default and consent to the Gulf Coast Services Sale and, solely with respect to the Gulf Coast Services Sale, hereby waive compliance by Borrowers with any provisions of the Credit Agreement and the Other Documents that would otherwise prohibit the Gulf Coast Services Sale.  The Agent’s and the Lenders’ consent to the Gulf Coast Services Sale is given solely to the extent that the Gulf Coast Services Sale is consummated in accordance with the Purchase Agreement together with any modifications or amendments thereto or waivers thereunder approved by the Agent in its Permitted Discretion. Subject to the satisfaction of the conditions set forth in Article IV herein, Agent shall cease charging interest on the outstanding Indebtedness at the Default Rate. If Agent determines in its reasonable, good faith judgment that the nature or extent of the Existing Events of Default are materially different from the nature or extent as disclosed to Agent prior to the date hereof, then, upon written notice by Agent to the Borrowers, the waiver set forth in this Section 3.01(b) shall terminate and be rescinded automatically without further action by Agent or any Lender and Agent and the Lenders shall have the right to exercise any and all of their rights and remedies in accordance with the terms of the Credit Agreement with respect to the Existing Event of Default immediately and without any further passage of time.

3.02 No Other Waiver.

(a) Except as specifically set forth above in Section 3.01(b), nothing contained in this Amendment or any other communication prior to the date hereof between Agent, any Lender and any Borrower shall be a waiver of any past, present or future violation, Default or Event of Default of the Borrowers under the Credit Agreement or any Other Document.  Similarly, except as specifically set forth above in Section 3.01(b), the Agent and the Lenders hereby expressly reserve any rights, privileges and remedies under the Credit Agreement and each Other Document that Agent or Lenders may have with respect to the Existing Event of Default, and any failure by Agent and the Lenders to exercise any right, privilege or remedy as a result of the Existing Events of Default shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent and the Lenders, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Other Document, (ii) amend or alter any provision of the Credit Agreement or any Other Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrowers or any rights, privilege or remedy of the

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Agent and the Lenders under the Credit Agreement or any Other Document or any other contract or instrument.  Nothing in this Amendment shall be construed to be a consent by Agent and the Lenders to any prior, existing or future violations of the Credit Agreement or any Other Document except as expressly set forth in Section 3.01(b).

(b) Except as expressly set forth in Section 3.01 of this Amendment, nothing contained herein shall be construed as a waiver by the Agent or the Lenders of any covenant or provision of the Credit Agreement, each Other Document, this Amendment, or of any other contract or instrument between Borrowers and the Agent or any Lender, and the failure of the Agent or any Lender at any time or times hereafter to require strict performance by Borrowers of any provision thereof shall not waive, affect or diminish any right the Agent or any Lender has to thereafter demand strict compliance therewith.  Each of the Agent and each Lender hereby reserve all rights granted under the Credit Agreement, each Other Document, as amended hereby, and any other contract or instrument among any Borrower, the Agent and the Lenders.

ARTICLE IV
CONDITIONS PRECEDENT

4.01 Conditions to Effectiveness.  This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a) The Agent shall have received the following documents or items, each in form and substance satisfactory to the Agent and its legal counsel:

(i) this Amendment duly executed by Borrowers;

(ii) a Collateral Assignment of Note and Liens duly executed by Purchasers, ENGlobal US and Agent;

(iii) an Amended and Restated Fee Letter duly executed by Borrowers;

(iv) an amendment fee due and payable by Borrowers in the amount of $100,000, which fee shall be deemed fully earned and non-refundable upon the execution of this Amendment by Borrowers;

(v) all fees and expenses due and owing by Borrowers to the Agent and the Lenders shall have been paid in full; and

(vi) all other documents the Agent may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby.

(b) After giving effect to Article II hereof, the representations and warranties contained herein and in the Credit Agreement and the Other Documents, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier

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date (in which case such representations and warranties shall have been true and complete on and as of such earlier date);

(c) No Default or Event of Default shall have occurred and be continuing (after giving effect to this Amendment);

(d) Each document (including any Uniform Commercial Code financing statement) required by the Credit Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of the Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; and

(e) All corporate proceedings taken by Borrowers in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel.

4.02 Conditions Subsequent.  Borrowers shall cause the following conditions to be satisfied in full, on or before ten (10) days following the Effective Date:

(a) Agent shall have received the modifications to the Caspian Contracts in form and substance acceptable to Agent in its sole discretion.

ARTICLE V
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

5.01 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Other Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect.  Borrower hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations.  Borrowers, the Agent and the Lenders agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 No Default.  After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing as of the date hereof.

5.03 Representations and Warranties.  As of the date hereof and, after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrowers contained in the Credit Agreement and the Other Documents are true, accurate and

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complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

5.04 Organizational Authority.  (i) The execution, delivery and performance by each Borrower of this Amendment are within its organizational powers and have been duly authorized by all necessary organizational action on the part of each Borrower, (ii) this Amendment is the legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms and (iii) neither the execution, delivery nor performance by any Borrower of this Amendment (1) violates any law or regulation, or any order or decree of any governmental authority, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which such Borrower or any of its properties are bound, (3) results in the creation or imposition of any Lien upon any of the Collateral, (4) violates or conflicts with the organizational or governing documentation of such Borrower, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

5.05 Binding Agreement.  This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the parties hereto and are enforceable against such party in accordance with their respective terms.

ARTICLE VI
EFFECT ON THE AGREEMENT

6.01 Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

6.02 Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.01 Proceeds from Gulf Coast Services Sale.  The sales proceeds received by the Borrowers in connection with the Gulf Coast Services Sale shall be directed to the account below to repay a portion of the Revolving Advances:

PNC Bank NA
ABA 031207607
PNC Business Credit
Acct # 196039957830
REF ENGlobal

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7.02 Release of Liens. Agent hereby acknowledges and agrees that upon (i) consummation of the closing of the Gulf Coast Services Sale and (ii) Agent’s receipt of $1,000,000.00, the executed Promissory Note and the related Collateral Assignment of Note and Liens, (x) all security interests held by Agent on the assets and properties of ENGlobal US, Inc. sold in connection with the Gulf Coast Services Sale shall be extinguished and terminated and (y) Agent shall promptly file UCC-3 partial releases.

7.03 Reference to Credit Agreement.  Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

7.04 Survival of Representations and Warranties.  All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Documents, and no investigation by the Agent or any Lender shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.

7.05 Expenses of the Agent.  Borrowers agree to pay on demand all reasonable costs and expenses incurred by the Agent in connection with any and all amendments, modifications, and supplements to the Other Documents, including, without limitation, the reasonable costs and fees of the Agent’s legal counsel, and all costs and expenses incurred by the Agent in connection with the enforcement or preservation of any rights under the Credit Agreement, or any Other Documents, including, without, limitation, the costs and fees of the Agent’s legal counsel.

7.06 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

7.07 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders and Borrowers and their respective successors and assigns, except that no Borrower may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of the Agent.

7.08 No Commitment.  Borrowers agree that the Agent has made no commitment or other agreement regarding the Credit Agreement or the Other Documents, except as expressly set forth in this Amendment.  Borrowers warrant and represent that such Borrower will not rely on any commitment, further agreement to forbear or other agreement on the part of Agent unless such commitment or agreement is in writing and signed by Agent.

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7.09 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

7.10 Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

7.11 Applicable Law.  THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

7.12 Final Agreement.  THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH BORROWER AND THE AGENT.

7.13 Release.  EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM AGENT OR ANY LENDER TO BORROWER UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR ANY LENDER.  BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT OR ANY LENDER, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDERS AND THE AGENT TO BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER DOCUMENTS, INCLUDING,

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WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[signatures follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first above-written.

BORROWERS:

ENGLOBAL CORPORATION

By:	/s/ William A. Coskey
Name:	William A. Coskey
Title:	Chief Executive Officer

ENGLOBAL U.S., INC.

By:	/s/ William A. Coskey
Name:	William A. Coskey
Title:	Chief Executive Officer

ENGLOBAL INTERNATIONAL, INC.

By:	/s/ William A. Coskey
Name:	William A. Coskey
Title:	Chief Executive Officer

ENGLOBAL GOVERNMENT SERVICES, INC.

By:	/s/ William A. Coskey
Name:	William A. Coskey
Title:	Chief Executive Officer

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PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as the Agent

By:	/s/ Ron Eckhoff
Name:	Ron Eckhoff
Title:	Vice President

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